 Exhibit 99.1

Albireo Receives European Marketing Authorization of Bylvay™ (odevixibat), the First Drug Treatment for Progressive Familial Intrahepatic Cholestasis (PFIC)

– First approval in the world of Bylvay for the treatment of PFIC –

– Only once-daily drug indicated to treat all forms of PFIC –

– European Commission (EC) decision based on data from the largest Phase 3 PFIC trial to date –

– German price listing followed by commercial launch expected in September –

– U.S. FDA has set an action date of July 20, 2021, under the Prescription Drug User Fee Act (PDUFA) –

BOSTON, MA — July 19, 2021 — Albireo Pharma, Inc. (Nasdaq: ALBO), a rare liver disease company developing novel bile acid modulators, today announced European Commission (EC) authorization of Bylvay (odevixibat), the first drug approved for the treatment of all subtypes of progressive familial intrahepatic cholestasis (PFIC). Bylvay is a potent, non-systemic ileal bile acid transport inhibitor (IBATi), which does not require refrigeration and is easily administered as a once-daily capsule or opened and sprinkled onto soft foods.

“In 1998 one of the genes causing PFIC was discovered in our laboratory. Bylvay is the first approved pharmacological therapy available to children after over 20 years of research,” said Richard Thompson, Professor of Molecular Hepatology at King’s College London and principal investigator of PEDFIC 1 and PEDFIC 2. “Until now the standard of care for PFIC patients was limited to invasive surgeries including liver transplants. As the first non-surgical treatment option, Bylvay represents a fundamental shift in the way PFIC is treated.”

PFIC is a rare and devastating disorder affecting young children that causes progressive, life-threatening liver disease. In many cases, PFIC leads to cirrhosis and liver failure within the first 10 years of life. The most prominent and problematic ongoing manifestation of PFIC is pruritus, or intense itching, which often results in a severely diminished quality of life. Until now, there have been no approved drugs for PFIC; only surgical options that include biliary diversion surgery (BDS) and liver transplantation, and without them most PFIC patients do not survive past the age of 30. Of the estimated 100,000 patients with cholestatic liver disease worldwide without an approved drug treatment, there are approximately 15,000 PFIC patients, excluding China and India.

“The suffering and quality of life for children with PFIC is terrible. The approval of Bylvay gives parents tremendous hope as the first drug treatment now available,” said Alison Taylor, Chief Executive of Children’s Liver Disease Foundation (CLDF). “The decisions we have to make as parents are hard enough, but for PFIC parents they might have to consider surgery and liver transplantation for children, while managing an immense disease burden that affects the entire family.”

The EC authorization was based on data from PEDFIC 1 and PEDFIC 2, the largest, global, Phase 3 trials ever conducted in PFIC. In PEDFIC 1, a randomized, double-blind, placebo-controlled study, Bylvay met both its pruritus (p=0.004) and serum bile acid (p=0.003) primary endpoints and was well tolerated with very low incidence of drug-related diarrhea/frequent bowel movements (9.5% of treated patients vs. 5.0% of placebo patients). PEDFIC 2, a long-term, open-label Phase 3 extension study, affirmed Bylvay delivered sustained reductions in serum bile acid as well as improvements in pruritus assessments, growth and other markers of liver function in patients treated up to 48 weeks in an interim analysis. Across both studies, Bylvay was well tolerated with diarrhea/frequent stools being the most common treatment-related gastrointestinal adverse events. There were no serious treatment-related adverse events reported in any clinical study with Bylvay.

“The approval of Bylvay in Europe marks the first drug ever approved in multiple countries in the world for a pediatric cholestatic liver disease and Albireo’s evolution to a commercial-stage, rare liver disease company,” said Ron Cooper, President and Chief Executive Officer of Albireo. “We are grateful to the children, families, investigators, advocates, and employees whose contributions turned hope into the first ever drug option for the PFIC community. We are hopeful that Bylvay will soon be available in the U.S. and other countries around the world to ensure access for this rare disease population.”

Albireo plans to directly commercialize Bylvay in the European Union (EU) and is prepared for a global launch with commercial, market access and medical affairs personnel already on the ground. This includes Germany, which has the largest EU market potential, with launch planned for September 2021, following price listing. Pricing and reimbursement dossiers have been submitted to many member states to provide access to Bylvay treatment as soon as possible. Albireo has developed a compelling value package with the PEDFIC gold standard Phase 3 data, natural history information and data from a recent study reflecting the burden of PFIC on caregivers and families.

The Company also anticipates an upcoming regulatory decision by the U.S. FDA on Bylvay for the treatment of pruritus in patients with PFIC. The FDA has granted a Priority Review for the NDA and has set an action date of July 20, 2021 under the Prescription Drug User Fee Act (PDUFA). Albireo is also studying the use of Bylvay in other rare pediatric cholestatic diseases with the BOLD Phase 3 clinical trial in patients with biliary atresia and the ASSERT Phase 3 clinical trial in Alagille syndrome. Topline data from the ASSERT trial is expected in 2022, and data from the BOLD trial is expected in 2024.

About Bylvay (odevixibat)

Bylvay is the first drug treatment approved in the world for the treatment of all subtypes of progressive familial intrahepatic cholestasis (PFIC). A potent, once-daily, non-systemic ileal bile acid transport inhibitor, Bylvay acts locally in the small intestine. Bylvay does not require refrigeration and can be taken as a capsule for older children, or opened and sprinkled onto food, which are factors of key importance for adherence in a pediatric patient population.

Bylvay has an Orphan Designation for the treatment of PFIC. The EMA’s Pediatric Committee has agreed to Albireo’s Bylvay Pediatric Investigation Plans for PFIC, biliary atresia, and Alagille syndrome. In addition to PFIC, Bylvay has Orphan Designations for the treatment of Alagille syndrome, biliary atresia and primary biliary cholangitis.

Bylvay is available as capsules. The recommended dose is 40 microgram per kilogram body weight. The capsules should be taken once a day in the morning. They can be taken whole, or they can be opened and sprinkled on food. If the clinical response is inadequate after three months, the dose may be increased up to 120 microgram per kilogram body weight. The medicine can only be obtained with a prescription and treatment should be started and supervised by a doctor, who has experience in the management of PFIC. For more information about using Bylvay, see the package leaflet or contact your doctor or pharmacist.

For full EU product information: https://albireopharma.com/programs/bylvay.

About PFIC

Progressive familial intrahepatic cholestasis (PFIC) is a rare disorder that causes progressive, life-threatening liver disease. Patients have impaired bile flow, or cholestasis, caused by genetic mutations. The resulting bile build-up in liver cells causes liver disease and symptoms. The most prominent and problematic ongoing manifestation of the disease is pruritus, or intense itching, which often results in a severely diminished quality of life. Other symptoms include jaundice, poor weight gain and slowed growth. In many cases, PFIC leads to cirrhosis and liver failure within the first 10 years of life, and nearly all people with PFIC require treatment before age 30. There are no drugs currently approved for PFIC, only surgical options that include partial external biliary diversion (PEBD) and liver transplantation. For information on patient advocacy and disease education, check out resources from the PFIC Advocacy and Resource Network at PFIC.org and Children’s Liver Disease Foundation (CLDF) at childliverdisease.org.

About Albireo

Albireo Pharma is a rare disease liver company focused on the development of novel bile acid modulators to treat rare pediatric and adult liver diseases. Albireo’s lead product, Bylvay, received European Commission (EC) authorization as the first drug approved for the treatment of all subtypes of progressive familial intrahepatic cholestasis (PFIC), while also being developed to treat other rare pediatric cholestatic liver diseases with Phase 3 trials in Alagille syndrome and biliary atresia, as well as an Open-label Extension (OLE) study for PFIC. The Company has also initiated a Phase 1 clinical trial for A3907 to advance development in adult cholestatic liver disease, with IND-enabling studies moving ahead with A2342 for viral and cholestatic liver disease. Albireo was spun out from AstraZeneca in 2008 and is headquartered in Boston, Massachusetts, with its key operating subsidiary in Gothenburg, Sweden. The Boston Business Journal named Albireo one of the 2020 Best Places to Work in Massachusetts for the second consecutive year. For more information on Albireo, please visit www.albireopharma.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, among other things: Albireo’s commercialization plans and expectations for commercializing Bylvay in the U.S. and the E.U., including the timing for commercial launch and related activities; estimates of the number of patients impacted by PFIC; the potential future approval of Bylvay by the FDA and, if approved, Albireo’s plans to commercialize Bylvay in the U.S., expectations about Bylvay’s acceptance by healthcare practitioners to treat PFIC patients; the plans for, or progress, scope, cost, initiation, duration, enrollment, results or timing for availability of results of, development of Bylvay or any other Albireo product candidate or program; the pivotal trial for Bylvay in biliary atresia (BOLD), and the pivotal trial for Bylvay in Alagille syndrome (ASSERT); the target indication(s) for development or approval, the size, design, population, location, conduct, cost, objective, enrollment, duration or endpoints of any clinical trial, or the timing for initiation or completion of or availability or reporting of results from any clinical trial, including the long-term open-label extension study for Bylvay in PFIC, and the BOLD and ASSERT trials; discussions with the FDA or EMA regarding our programs; the potential benefits or competitive position of Bylvay or any other Albireo product candidate or program or the commercial opportunity in any target indication; the potential effects of Bylvay of the treatment of PFIC patients and its potential to improve the current standard of care; the potential benefits of an orphan drug designation; or Albireo’s plans, expectations or future operations, financial position, revenues, costs or expenses. Albireo often uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “planned,” “continue,” “guidance,” or the negative of these terms or other similar expressions to identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to: there are no guarantees that Bylvay will be commercially successful; we may encounter issues, delays or other challenges in launching or commercializing Bylvay; whether Bylvay receives adequate reimbursement from third-party payors; the degree to which Bylvay receives acceptance from patients and physicians for its approved indication; challenges associated with execution of our sales activities, which in each case could limit the potential of our product; results achieved in Bylvay in the treatment of patients with PFIC once we have launched the product may be different than observed in clinical trials, and may vary among patients; whether the NDA for Bylvay for pruritus in PFIC will be approved by the FDA; whether the FDA will complete their review within the target timeline, as a potential result of the impact of the COVID-19 pandemic or otherwise; whether the FDA will require additional information, whether we will be able to provide in a timely manner any additional information that the FDA requests, and whether such additional information will be satisfactory to the FDA; other potential negative impacts of the COVID-19 pandemic, including on manufacturing, supply, conduct or initiation of clinical trials, or other aspects of our business; whether favorable findings from clinical trials of Bylvay to date, including findings in indications other than PFIC, will be predictive of results from other clinical trials of Bylvay; whether the FDA will determine that the primary endpoint for its evaluation and treatment duration of the double-blind Phase 3 trial in patients with PFIC are sufficient to support approval of Bylvay in the U.S., to treat pruritus in PFIC, or otherwise; the outcome and interpretation by regulatory authorities of the ongoing third-party study pooling and analyzing of long-term PFIC patient data; the timing for initiation or completion of, or for availability of data from, clinical trials of Bylvay, including BOLD and ASSERT, and the outcomes of such trials; Albireo’s ability to obtain coverage, pricing or reimbursement for approved products in the United States or European Union; delays or other challenges in the recruitment of patients for, or the conduct of, company’s clinical trials; and Albireo’s critical accounting policies. These and other risks and uncertainties that Albireo faces are described in greater detail under the heading “Risk Factors” in Albireo’s most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. As a result of risks and uncertainties that Albireo faces, the results or events indicated by any forward-looking statement may not occur. Albireo cautions you not to place undue reliance on any forward-looking statement. In addition, any forward-looking statement in this press release represents Albireo’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Albireo disclaims any obligation to update any forward-looking statement except as required by applicable law.

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Media Contact:

Colleen Alabiso, 857-356-3905, colleen.alabiso@albireopharma.com
Lisa Rivero, 617-947-0899, lisa.rivero@syneoshealth.com

Investor Contact:

Hans Vitzthum, LifeSci Advisors, LLC., 617-430-7578